UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 28, 2005




                            FIRSTFED FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)



         Delaware               1-9566                      95-4087449
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



  401 Wilshire Boulevard, Santa Monica, California,           90401-1490
         (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 917 CFR 240.13e-4(c))

ITEM 2.02         Results of Operations and Financial Condition

On April 28, 2005, the registrant, FirstFed Financial Corp., issued a press release setting forth the Company's second quarter 2005 earnings. A copy of this press release is attached and incorporated herein as Exhibit 99.

ITEM 9.01         Financial Statements and Exhibits

(a)      Financial Statements

              Not Applicable.

(b)      Pro Forma Financial Information

              Not Applicable.

(c) Exhibits:

     Exhibit 99 - Press Release dated July 28, 2005, regarding results for the second quarter of 2005.

                               S I G N A T U R E S

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            FIRSTFED FINANCIAL CORP.



Dated: July 28, 2005                  By:  /s/ Douglas J. Goddard
                                           ----------------------
                                               Douglas J. Goddard
                                               Chief Financial Officer

                                   Exhibit 99

             FIRSTFED REPORTS RESULTS FOR THE SECOND QUARTER OF 2005

     Santa Monica, California, July 28, 2005 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net income of $21.7 million or $1.29 per diluted share of common stock for the second quarter of 2005 compared to net income of $18.5 million or $1.10 per diluted share of common stock for the first quarter of 2005. Net income for the second quarter of 2004 was $16.6 million or $0.96 per diluted share of common stock.

     Quarterly income increased due to growth in net interest income which increased 8% over the first quarter of 2005 and 35% over the second quarter of last year. Average interest-earning assets increased 13% during the second quarter of 2005 compared to the first quarter of 2005 and 68% compared to the second quarter of last year. The increase in earning assets was offset by a decrease in interest rate spread which dropped to 2.35% during the second quarter of 2005 from 2.39% during the first quarter of 2005 and 2.81% during the second quarter of 2004.

     Net income for the first six months of 2005 increased to $40.2 million or $2.38 per diluted share of common stock compared to $31.5 million or $1.82 per diluted share of common stock for the first six months of 2004. Net interest income increased 34% during the first six months of 2005 compared to the first six months of 2004 based on a 64% increase in average interest-earnings assets. The increase was offset by a decrease in interest rate spread to 2.38% for the first six months of 2005 from 2.89% for the first six months of 2004.

     Loan originations during the second quarter of 2005 were $1.3 billion, comparable to $1.3 billion during the first quarter of 2005 and substantially more than $682.6 million during the second quarter of 2004. Loan originations for the first six months of 2005 were $2.6 billion compared to $1.3 billion for the first six months of 2004. As a result, the loan portfolio increased to $8.7 billion at June 30, 2005 from $7.8 billion as of March 31, 2005 and $4.9 billion as of June 30, 2004. Single family loans comprised 86% of loan originations during the second quarter of 2005 compared to 88% of loan originations during the first quarter of 2005 and 79% during the second quarter of 2004. Negative amortization, which results when interest earned by the Bank is added to borrowers' loan balances, totaled $20.4 million at June 30, 2005 compared to $5.6 million at December 31, 2004 and $3.2 million at June 30, 2004. Negative amortization increased during 2005 due to rising interest rates and growth in the loan portfolio.

     Total assets reached $9.3 billion at June 30, 2005 compared to $8.4 billion at March 31, 2005 and $5.5 billion at June 30, 2004 due to growth in the loan portfolio. Asset growth during the first six months was funded primarily with borrowings under repurchase agreements which increased to $1.2 billion at June 30, 2005 from $187.0 million as of December 31, 2004.

     On June 15, 2005, FirstFed Financial Corp. completed a $50 million offering of senior debentures due in 2015 with interest fixed at 5.65% for the first five years. The proceeds will be used to finance the Bank's growth and for general corporate purposes. As of June 30, 2005, $25 million had been invested in the Bank. The Bank's risk-based capital ratio was 11.77% and its core and tangible capital ratios were 5.75% as of June 30, 2005.

     Due to growth in the loan portfolio, a $4.0 million provision for loan losses was recorded during the second quarter of 2005 and a $3.8 million provision was recorded during the first quarter of 2005. No provision for loan losses was recorded during the second quarter or the first six months of 2004. Net loan charge-offs of $486 thousand and $327 thousand were recorded during the second quarter and first six months of 2005, respectively compared to net loan recoveries of $154 thousand and $212 thousand during the second quarter and first six months of 2004, respectively.

     Loan servicing and other fees were $4.5 million and $7.3 million for the second quarter and first six months of 2005, respectively compared to $2.5 million and $4.5 million for the same periods of last year. A higher percentage of loans in the Bank's current portfolio are subject to prepayment fees than in the past. As a result, loan prepayment fees grew to $4.1 million and $6.7 million for the second quarter and first six months of 2005, respectively compared to $2.0 million and $3.6 million for the same periods of 2004. Loan payoffs and principal reductions totaled $441.7 million and $780.8 million for the second quarter and first six months of 2005, respectively compared to $399.1 million and $730.1 million for the same periods of 2004.

     Non-interest expense was $18.7 million for the second quarter of 2005 compared to $18.9 million for the first quarter of 2005 and $15.4 million for the second quarter of 2004. Operating expenses remained approximately the same in the second quarter of 2005 compared to the first quarter of 2005 because small increases in occupancy and marketing costs offset a slight decrease in loan production costs. The ratio of non-interest expense to average total assets fell to 0.84% for the second quarter of 2005 from 0.95% for the first quarter of 2005 and 1.15% for the second quarter of 2004. For the first six months of 2005, the ratio of non-interest expense to total average assets decreased to 0.90% compared to 1.18% for the first six months of 2004.

     There were no repurchases of common stock during the first six months of 2005. The Company repurchased 696,900 shares of common stock during the first six months of 2004 at an average market price of $40.25 per share. Shares eligible for repurchase under the Company's stock repurchase program totaled 1,472,079 as of July 28, 2005.

     First Federal Bank of California operates 29 full-service retail banking offices in Southern California and lending offices in both Southern and Northern California.

     This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, the California real estate market, branch openings, and competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.

         Contact: Douglas Goddard, Executive Vice President
                    (310) 319-6014
                          KEY FINANCIAL RESULTS FOLLOW

                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except share data)
                                   (Unaudited)

                                                                                          June 30,               December 31,
                                                                                            2005                     2004
                                                                                     -------------------     ------------------

ASSETS
Cash and cash equivalents                                                        $              52,356   $             68,343
Investment securities, available-for-sale (at fair value)                                      192,652                250,586
Mortgage-backed securities, available-for-sale (at fair value)                                  85,351                 97,059
Loans receivable, held-for-sale (fair value of $8,842 and $0)                                    8,768                     --
Loans receivable, net                                                                        8,680,970              6,837,945
Accrued interest and dividends receivable                                                       36,916                 24,115
Real estate held for investment                                                                    669                    986
Office properties and equipment, net                                                            15,508                 15,881
Investment in Federal Home Loan Bank (FHLB) stock, at cost                                     163,227                143,425
Other assets                                                                                    42,252                 30,643
                                                                                     -------------------     ------------------
                                                                                 $           9,278,669   $          7,468,983
                                                                                     ===================     ==================
LIABILITIES

Deposits                                                                         $           3,980,714   $          3,761,165
FHLB advances                                                                                3,426,913              3,004,600
Securities sold under agreements to repurchase                                               1,230,978                187,000
Senior debentures                                                                               50,000                     --
Accrued expenses and other liabilities                                                          73,814                 38,744
                                                                                     -------------------     ------------------
                                                                                             8,762,419              6,991,509
                                                                                     -------------------     ------------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
  authorized 100,000,000 shares;
  issued 23,737,495 and 23,693,350 shares;
  outstanding 16,542,899 and 16,498,754 shares                                                     237                    237
Additional paid-in capital                                                                      41,800                 40,977
Retained earnings - substantially restricted                                                   589,379                549,202
Unreleased shares to employee stock ownership plan                                              (2,515)                   (53)
Treasury stock, at cost 7,194,596 shares                                                      (113,776)              (113,776)
Accumulated other comprehensive income, net of taxes                                             1,125                    887
                                                                                     -------------------     ------------------
                                                                                               516,250                477,474
                                                                                     -------------------     ------------------
                                                                                 $           9,278,669   $          7,468,983
                                                                                     ===================     ==================

                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                           Three months ended June 30,               Six months ended June 30,
                                                      -------------------------------------    ------------------------------------
                                                            2005                 2004                2005                2004
                                                      ----------------     ----------------    ---------------     ----------------
Interest and dividend income:
     Interest on loans                            $           104,648  $            57,854   $        191,761    $         113,514
     Interest on mortgage-backed securities                       698                  867              1,426                1,806
     Interest and dividends on investments                      3,742                2,639              7,558                4,557
                                                      ----------------     ----------------    ---------------     ----------------
        Total interest income                                 109,088               61,360            200,745              119,877
                                                      ----------------     ----------------    ---------------     ----------------
Interest expense:
     Interest on deposits                                      20,667                8,645             38,021               17,129
     Interest on borrowings                                    34,360               12,728             58,586               25,048
                                                      ----------------     ----------------    ---------------     ----------------
        Total interest expense                                 55,027               21,373             96,607               42,177
                                                      ----------------     ----------------    ---------------     ----------------

Net interest income                                            54,061               39,987            104,138               77,700
Provision for loan losses                                       4,000                   --              7,750                   --
                                                      ----------------     ----------------    ---------------     ----------------
Net interest income after provision for loan losses            50,061               39,987             96,388               77,700
                                                      ----------------     ----------------    ---------------     ----------------
Other income:
     Loan servicing and other fees                              4,513                2,464              7,341                4,465
     Banking service fees                                       1,445                1,396              2,768                2,716
     Gain on sale of loans                                         --                   18                 --                   31
     Real estate operations, net                                   27                   81                275                  130
     Other operating income                                       110                   81                207                  159
                                                      ----------------     ----------------    ---------------     ----------------
        Total other income                                      6,095                4,040             10,591                7,501
                                                      ----------------     ----------------    ---------------     ----------------
Non-interest expense:
     Salaries and employee benefits                            11,582                9,421             23,755               18,615
     Occupancy                                                  2,480                2,022              4,775                4,079
     Advertising                                                  260                  140                352                  359
     Amortization of core deposit intangible                      499                  499                998                  998
     Federal deposit insurance                                    131                   95                247                  190
     Legal                                                        557                  443              1,073                  732
     Other operating expense                                    3,177                2,731              6,353                5,660
                                                      ----------------     ----------------    ---------------     ----------------
        Total non-interest expense                             18,686               15,351             37,553               30,633
                                                      ----------------     ----------------    ---------------     ----------------
Income before income taxes                                     37,470               28,676             69,426               54,568
Income taxes                                                   15,785               12,123             29,249               23,038
                                                      ----------------     ----------------    ---------------     ----------------
Net income                                        $            21,685  $            16,553  $          40,177  $            31,530
                                                      ================     ================    ===============     ================

Net income                                        $            21,685  $            16,553             40,177               31,530
Other comprehensive income (loss), net of taxes                   562                 (465)               238                 (511)
                                                      ----------------     ----------------    ---------------     ----------------
Comprehensive income                              $            22,247  $            16,088  $          40,415  $            31,019
                                                      ================     ================    ===============     ================
Earnings per share:
     Basic                                        $              1.31  $              0.99  $            2.44  $              1.86
                                                      ================     ================    ===============     ================
     Diluted                                      $              1.29  $              0.96  $            2.38  $              1.82
                                                      ================     ================    ===============     ================
Weighted average shares outstanding:
     Basic                                                 16,510,774           16,773,686         16,496,890           16,921,062
                                                      ================     ================    ===============     ================
     Diluted                                               16,871,374           17,159,248         16,868,365           17,327,753
                                                      ================     ================    ===============     ================

                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY

                              KEY FINANCIAL RESULTS
                                   (Unaudited)

                                                                                   Quarter ended June 30,
                                                                                 2005                   2004
                                                                          -----------------         --------------
                                                                        (Dollars in thousands, except per share data)
End of period:
     Total assets                                                      $          9,278,669      $       5,524,926
     Cash and securities                                               $            245,008      $         316,162
     Mortgage-backed securities                                        $             85,351      $         116,378
     Loans                                                             $          8,689,738      $       4,928,047
     Core deposit intangible asset                                     $              4,335      $           6,330
     Deposits                                                          $          3,980,714      $       2,758,676
     Borrowings                                                        $          4,707,891      $       2,294,224
     Stockholders' equity                                              $            516,250      $         439,518
     Book value per share                                              $              31.21      $           26.79
     Tangible book value per share                                     $              30.94      $           26.40
     Stock price (period-end)                                          $              59.61      $           41.60
     Total loan servicing portfolio                                    $          8,750,378      $       5,088,711
     Loans serviced for others                                         $            105,533      $         129,033
     % of adjustable mortgages                                                        94.77 %                83.60 %

Other data:
     Employees (full-time equivalent)                                                   634                    606
     Branches                                                                            29                     29

Asset quality:
     Real estate owned (foreclosed)                                    $                 --      $              --
     Non-accrual loans                                                 $              6,065      $           1,331
     Non-performing assets                                             $              6,065      $           1,331
     Non-performing assets to total assets                                             0.07 %                 0.02 %
     General valuation allowance (GVA)                                 $             86,594      $          75,450
     Allowances for impaired loans                                                       --                    496
                                                                          -----------------         --------------
     Allowances for loan losses                                        $             86,594                 75,946
     Allowances for loan losses as a percent of gross loans
       receivable                                                                      0.99 %                 1.52 %
     Loans sold with recourse                                          $             70,248      $          85,044
     GVA for loans sold with recourse                                  $                 --      $           5,400
     GVA to loans sold with recourse                                                     -- %                 6.35 %
     Modified loans (not impaired)                                     $              2,035      $           2,416
     Impaired loans, net                                               $              1,400      $              --
     Allowance for impaired loans                                      $                 --      $             496

Capital ratios:
     Tangible capital ratio                                                           5.75  %                 7.44 %
     Core capital ratio                                                               5.75                    7.44
     Risk-based capital ratio                                                        11.77                   14.56
     Net worth to assets ratio                                                        5.56                    7.96


                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY

                        KEY FINANCIAL RESULTS (continued)
                                   (Unaudited)

                                                          Three months ended June 30,                Six months ended June 30,
                                                      -------------------------------------     ------------------------------------
                                                             2005                2004                  2005                2004
                                                      ----------------    -----------------     ----------------    ----------------
                                                                                (Dollars in thousands)
Selected ratios:
   Expense ratios:
       Efficiency ratio                                         31.06%               34.85%               32.73%              35.94%
       Expense to average assets ratio                           0.84                 1.15                 0.90                1.18
   Return on average assets                                      0.98                 1.24                 0.96                1.22
   Return on average equity                                     17.15                14.85                16.19               14.24

Yields earned and rates paid:
   Average yield on loans and mortgage-backed
     securities                                                  5.02%                4.70%                4.89%               4.80%
   Average yield on investment portfolio (1)                     3.70                 2.61                 3.73                2.58
   Average yield on all interest-earning assets
     (1)                                                         4.98                 4.59                 4.85                4.70
   Average rate paid on deposits                                 2.11                 1.28                 1.98                1.28
   Average rate paid on borrowings                               3.10                 2.43                 2.94                2.55
   Average rate paid on all interest-bearing
     liabilities                                                 2.63                 1.78                 2.47                1.81
   Interest rate spread                                          2.35                 2.81                 2.38                2.89
   Effective net spread                                          2.44                 2.91                 2.47                2.99

Average balances:
   Average loans and mortgage-backed securities
                                                     $      8,397,040   $        4,866,407   $        7,903,414   $       4,742,861
   Average investments  (2)                                   222,947              256,672              235,115             213,177
                                                      ----------------    -----------------     ----------------    ----------------
   Average interest-earning assets  (2)                     8,619,987            5,123,079            8,138,529           4,956,038
                                                      ----------------    -----------------     ----------------    ----------------
   Average deposits                                         3,926,550            2,719,624            3,868,336           2,697,892
   Average borrowings                                       4,405,577            2,108,350            3,992,055           1,974,023
                                                      ----------------    -----------------     ----------------    ----------------
   Average interest-bearing liabilities                     8,332,127            4,827,974            7,860,391           4,671,915
                                                      ----------------    -----------------     ----------------    ----------------
   Excess of interest-earning assets over
     interest-bearing liabilities                  $          287,860   $          295,105   $          278,138   $         284,123
                                                      ================    =================     ================    ================

Loan originations and purchases                    $        1,300,887   $          682,629   $        2,617,792   $       1,276,167

(1)  Excludes FHLB stock dividends and other miscellaneous items.
(2)  Excludes FHLB stock.
